PROSPECTUS SUPPLEMENT                        FILED PURSUANT TO 424(b)(3) and (c)
(TO PROSPECTUS DATED AUGUST 28, 2000)                 REGISTRATION No. 333-37742


                             COR THERAPEUTICS, INC.

    $300,000,000 Principal Amount 5.00% Convertible Subordinated Notes due
                                 March 1, 2007

        and Shares of Common Stock Issuable upon Conversion of the Notes

                                ________________

  This prospectus supplement should be read in conjunction with the prospectus dated August 28, 2000, which is to be delivered with the prospectus supplement.

  See "Risk Factors" beginning on page 5 of the prospectus to read about factors you should consider before purchasing the notes or our common stock.

  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                ________________

     The table, including related notes, appearing in the prospectus under the heading "Selling Security Holders" is superceded by the following table, including related notes:

                                                                                                                     COMMON STOCK
                                                                                    SHARES OF                           OWNED
                                                         PRINCIPAL AMOUNT         COMMON STOCK                          AFTER
                                                             OF NOTES             BENEFICIALLY      COMMON STOCK     COMPLETION OF
NAME                                                        OFFERED(1)               OWNED(2)          OFFERED         OFFERING
------------------------------------------------        -------------------       -------------     ------------     -------------
AAM/Zazove Institutional Income Fund, L.P.                       625,000             18,502             18,502              0
AIG/National Union Fire Insurance                              1,330,000             39,376             39,376              0
AIG SoundShore Holdings Ltd.                                   3,500,000            103,620            103,620              0
AIG SoundShore Opportunity Holdings Fund Ltd                   3,500,000            103,620            103,620              0
AIG SoundShore Strategic Holdings Fund Ltd                     1,000,000             29,606             29,606              0
Allstate Insurance Company                                     1,120,000             49,558(3)          33,158         16,400
Aloha Airlines Pilots Retirement Trust                            75,000              2,220              2,220              0
Aloha Airlines Non-Pilots Pension Trust                          130,000              3,848              3,848              0
Argent Classic Convertible Arbitrage Fund L.P.                 6,250,000            185,034            185,034              0
Argent Classic Convertible Arbitrage Fund                      9,500,000            281,253            281,253              0
 (Bermuda) L.P.
Argent Convertible Arbitrage Fund Ltd                          2,000,000             59,210             59,210              0
Associated Electric & Gas Insurance Service Limited              500,000             14,803             14,803              0
Boulder II Limited                                             7,750,000            229,442            229,442              0
BP. Amoco Plc. Master Trust                                    4,069,000            120,464            120,464              0
Castle Convertible Fund, Inc.                                    500,000             14,803             14,803              0
C&H Sugar Company, Inc.                                          205,000              6,068              6,068              0
CIBC World Markets (4)                                         3,250,000             96,218             96,218              0
The Class 1C Company LTD                                       1,000,000             29,606             29,606              0
The Common  Fund for Non-Profit Organizations                     45,000(5)           1,747              1,332            415(5)
Credit Suisse First Boston Corporation                         7,500,000            222,042            222,042              0
DaimlerChrysler Corporation Emp. #1 Pension Plan               1,946,000             57,612             57,612              0
 dtd 4/1/89
Deutsche Bank Securities Inc.                                 67,400,000           1,995418          1,995,418              0
Employee Benefit Convertible Securities Fund                     160,000              4,737              4,737              0

                                       1.

Estate of James Campbell                                       1,161,000             34,372             34,372              0
Franklin & Marshall College                                      134,000              3,966              3,966              0
GE Pension Trust                                                 964,000             28,538             28,538              0
Georges et/ou Maya Andraos                                       100,000              2,960              2,960              0
GLG Market Neutral Fund                                        5,000,000            148,028            148,028              0
Goldman Sachs & Co.(6)                                         2,741,000             81,149             81,149              0
Grace Brothers, LTD                                            1,500,000             44,408             44,408              0
Hawaiian Airlines Employees Pension Plan - IAM                   110,000              3,256              3,256              0
Hawaiian Airlines Pension Plan for Salaried Employees             30,000                888                888              0
Hawaiian Airlines Pilots Retirement Trust                        180,000              5,328              5,328              0
Highbridge International LLC                                  27,900,000            825,996            825,996              0
HT Insight Convertible Securities Fund                           300,000              8,880              8,880              0
Island Holdings                                                   75,000              2,220              2,220              0
ITG. Inc.                                                        220,000              6,512              6,512              0
Jefferies & Company                                              500,000             14,803             14,803              0
JMG Capital Partners, LP                                      10,000,000            296,056            296,056              0
JMG Triton Offshore Fund, Ltd.                                14,000,000            414,478            414,478              0
J.P. Morgan Securities Inc.                                      237,000              7,017              7,017              0
KBC Financial Products                                         4,500,000            133,225            133,225              0
LDG Limited                                                      125,000              3,700              3,700              0
Legion Strategies Ltd.                                            45,000(7)           1,776              1,332            444(7)
Levco Alternative Fund, Ltd.                                     999,000(8)          38,635             29,576          9,059(8)
Lexington Vantage Fund                                            50,000              1,480              1,480              0
Lipper Convertibles, L.P.                                      5,400,000            159,870            159,870              0
Lipper Offshore Convertibles, L.P.                               500,000             14,803             14,803              0
Lyxor Master Fund                                              2,300,000             68,092             68,092              0
Mainstay Convertible Fund                                      1,250,000             37,007             37,007              0
McMahan Securities Company L.P.                                  134,000              3,967              3,967              0
Museum of Fine Arts, Boston                                       20,000                592                592              0
Nalco Chemical Company                                           525,000             15,542             15,542              0
Nations Convertible Securities Fund                            2,840,000             84,080             84,080              0
New York Life Insurance Company                               13,550,000            401,154            401,154              0
Onex Industrial Partners Limited                               3,750,000            111,020            111,020              0
Parker-Hannifin Corporation                                       35,000              1,036              1,036              0
Pebble Capital, Inc.                                           3,500,000            103,618            103,618              0
Penn Treaty Network America Insurance Company                    156,000              4,618              4,618              0
Pioneer High Yield Fund                                          300,000              8,880              8,880              0
ProMutual                                                         74,000              2,190              2,190              0
Purchase Associates, L.P.                                        411,000(9)          16,105             12,168          3,937(9)
Putnam Asset Allocation Funds-Balanced Portfolio                 139,000              4,114              4,114              0
Putnam Asset Allocation Funds-Conservative Portfolio              89,000              2,634              2,634              0
Putnam Balanced Retirement Fund                                   39,000              1,154              1,154              0
Putnam Convertible Income-Growth Trust                         2,024,000             59,920             59,920              0
Putnam Convertible Opportunities and Income Trust                 59,000              1,746              1,746              0
Queen's Health Plan                                               45,000              1,332              1,332              0
R2 Investments, LDC                                           31,050,000            919,254            919,254              0
Robertson Stephens(10)                                        10,000,000            296,056            296,056              0
Salomon Brothers Asset Management , Inc.                       7,000,000            207,238            207,238              0
San Diego County Employees Retirement Association              2,595,000             76,827             76,827              0
Silvercreek Limited Partnership                                4,000,000            118,422            118,422              0
Southern Farm Bureau Life Insurance - FRIC                       650,000             19,242             19,242              0
Spear, Leeds & Kellogg                                         1,000,000             29,606             29,606              0
Starvest Combined Portfolio                                    1,690,000             50,033             50,033              0
State of Oregon/SAIF Corporation                               6,425,000            190,216            190,216              0
Tribeca Investment L.L.C                                       5,000,000            148,028            148,028              0
TQA Master Fund, Ltd.                                          1,850,000             49,220             49,220              0
TQA Master Plus Fund, Ltd.                                       400,000             11,821             11,842              0
University of Rochester                                           19,000                562                562              0
Value Line Convertible Fund, Inc.                                500,000             14,803             14,803              0
Van Kampen Harbor Fund                                         4,250,000            125,824            125,824              0
Zurich HFR Master Hedge Fund Index Ltd                           150,000              4,440              4,440              0
Zurich HFR Master Hedge Fund Index Ltd Global                    100,000              2,961              2,961              0
Zurich HFR Mstr Hdg Fund                                          75,000              2,220              2,220              0

(1) Unless otherwise noted, the principal amount offered equals the principal amount beneficially owned.

(2) Unless otherwise noted, represents shares of common stock issuable upon conversion of notes.

                                       2.

(3) Includes 8,200 shares held by Allstate Insurance Company, 1,000 shares held by Allstate Life Insurance Company, 1,800 shares held by Agents Pension Plan and 5,400 shares held by Allstate Retirement Plan.

(4) CIBC World Markets was an initial purchaser of the notes from us. CIBC World Markets purchased the notes listed on this table for its own account and not for purposes of distribution.

(5) Selling Security Holder beneficially owns an additional $14,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.

(6) Goldman, Sachs & Co. was an initial purchaser of the notes from us. Goldman Sachs purchased the notes listed on this table in the after-market for its own account and not for purposes of distribution.

(7) Selling Security Holder beneficially owns an additional $15,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.

(8) Selling Security Holder beneficially owns an additional $306,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.

(9) Selling Security Holder beneficially owns an additional $133,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.

(10) Robertson Stephens was an initial purchaser of the notes from us. Robertson Stephens purchased the notes listed on this table for its own account and not for purposes of distribution.


         The date of this Prospectus Supplement is December 20, 2000.

                                       3.